TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES


Portfolio: JPM Bond Portfolio                      Security Description:  Notes

Issuer: AT & T Corp. 6.0% due 3/15/09              Offering Type:  US Registered
        -----------------------------                              -------------
                                                  (US Registered, Eligible Muni,
                                                Eligible Foreign, Eligible 144A)

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------

                                                                                                              In Compliance
                    REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION              (Yes/No)

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------
-------- ------------------------------------------- ---------------- --------------------------------------

 1.      Offering Date                               March 23, 1999   None                                         N/A
                                                     --------------                                                ---

 2.      Trade Date                                  March 23, 1999   Must be the same as #1                       Yes
                                                     --------------                                                ---

 3.      Unit Price of Offering                          99.765%      None                                         N/A
                                                                                                                   ---

 4.      Price Paid per Unit                             99.765%      Must not exceed #3                           Yes
                                                                                                                   ---

 5.      Years of Issuer's Operations                      114        Must be at least three years *               Yes
                                                           ---                                                     ---

 6.      Underwriting Type                                Firm        Must be firm                                 Yes

 7.      Underwriting Spread                             . 450%       Investment Adviser determination to          Yes
                                                                      be made                                      ---

 8.      Total Price paid by Portfolio                  $299,295      None                                         N/A
                                                        --------                                                   ---

 9.      Total Size of Offering                      $2,992,950,000   None                                         N/A
                                                     --------------                                                ---

10.      Total Price Paid by Portfolio plus Total      $29,630,205    #10 divided by #9 must not exceed
         Price Paid for same securities purchased      -----------    25% **                                       Yes
         by the same investment adviser for other                                                                  ---
         investment companies

11.      Underwriter(s) from whom the Portfolio       Merrill Lynch
         purchased (attach a prospectus or                            Must not include Investment Adviser
         offering circular for a list of all                          affiliates ***                               Yes
         syndicate members)
12.
         If the affiliate was lead or co-lead              Yes
         manager, was the instruction listed below                    Must be "Yes" or "N/A"                       Yes
         given to the broker(s) named in #11? ****

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------



The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolio's 10f-3 procedures.

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings.
         Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

***      For munis purchased from syndicate  manager,  check box to confirm that the purchase was not designated as a group sale. [ ]

****     No credit for the purchase  made for the  Portfolio can be credited to the Investment Adviser's affiliate.

                  TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES


Portfolio:  JPM Series Trust II - Bond Portfolio         Security
            ------------------------------------         Description:  Notes
                                                                      ------
Issuer:  Household Finance Corp.  5.875% 2/1/09          Offering
         --------------------------------------          Type: US Registered
                                                               -------------
                                                        (US Registered, Eligible
                                                        Muni, Eligible Foreign,
                                                        Eligible 144A)

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------

                                                                                                              In Compliance
                    REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION              (Yes/No)

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------
-------- ------------------------------------------- ---------------- --------------------------------------

 1.      Offering Date                                Jan. 29, 1999   None                                         N/A
                                                      -------------                                                ---

 2.      Trade Date                                   Jan. 29, 1999   Must be the same as #1                       Yes
                                                      -------------                                                ---

 3.      Unit Price of Offering                          99.435%      None                                         N/A
                                                                                                                   ---

 4.      Price Paid per Unit                             99.435%      Must not exceed #3                           Yes
                                                                                                                   ---

 5.      Years of Issuer's Operations                      121        Must be at least three years *               Yes
                                                           ---                                                     ---

 6.      Underwriting Type                                Firm        Must be firm                                 Yes

 7.      Underwriting Spread                              .450%       Investment Adviser determination to          Yes
                                                                                                                   ---
                                                                      be made

 8.      Total Price paid by Portfolio                  $218,757      None                                         N/A
                                                        --------                                                   ---

 9.      Total Size of Offering                      $1,292,655,000   None                                         N/A
                                                     --------------                                                ---

10.      Total Price Paid by Portfolio plus Total                     #10 divided by #9 must not exceed
         Price Paid for same securities purchased                     25% **                                       Yes
         by the same investment adviser for other      $13,622,595                                                 ---
         investment companies                          -----------

11.      Underwriter(s) from whom the Portfolio       Salomon Bros    Must not include Investment Adviser
         purchased (attach a prospectus or                            affiliates ***
         offering circular for a list of all                                                                       Yes
         syndicate members)                                                                                        ---

12.      If the affiliate was lead or co-lead              N/A
         manager, was the instruction listed below                    Must be "Yes" or "N/A"
         given to the broker(s) named in #11? ****                                                                 Yes

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------

The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolio's 10f-3 procedures.




* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings.
         Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

     *** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

     **** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.